Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				July 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                         Re: Jennison Sector Funds, Inc.
                                     File No. 811-03175


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Sector Funds, Inc.
for the semi-annual period ended May 31, 2004.  The
Form N-SAR was filed using the EDGAR system.



                                       Very truly yours,


				    /s/ Lori E. Bostrom
                                        Lori E. Bostrom
                                    Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of July 2004.







Jennison Sector Funds, Inc.





Witness: /s/ Lori E. Bostrom  	  By:/s/ Grace C. Torres
            Lori E. Bostrom    	  	 Grace C. Torres
            Assistant Secretary		       Treasurer





























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